UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N. 71st Street, Suite 550 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On May 6, 2026, Nathan Sleeper and Cynthia Hostetler each notified the Board of Directors (the “Board”) of Resideo Technologies, Inc. (the “Company” or “Resideo”) of their intention to resign as directors of the Company, effective upon and subject to consummation of the proposed separation (the “Separation”) of the Company’s ADI global distribution business, which will operate as ADI Global Distribution Inc. (“ADI”). Each of Mr. Sleeper and Ms. Hostetler’s decision to resign from the Board is not the result of any disagreement relating to the Company’s operations, policies or practices. It is anticipated that Mr. Sleeper and Ms. Hostetler will become directors of ADI upon the completion of the Separation. Prior to the consummation of the Separation, Mr. Sleeper and Ms. Hostetler will continue to serve on the Board.

As previously reported on Current Reports on Form 8- K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2024 and January 7, 2026 and the Annual Report on Form 10-K filed on February 24, 2026, Jay Geldmacher, the current President and Chief Executive Officer of the Company, entered into an agreement with the Company on November 6, 2024 (as amended, the “Geldmacher Agreement”), pursuant to which Mr. Geldmacher will resign from the Board following the date the Company appoints a new Chief Executive Officer upon the consummation of the Separation.

Director Appointment

On April 14, 2024, the Company entered into an investment agreement (as amended, the “Investment Agreement”) with CD&R Channel Holdings, L.P. (the “CD&R Stockholder” and, together with its affiliated funds, the “CD&R Investors”) and Clayton, Dubilier & Rice Fund XII, L.P. (for the limited purposes set forth in the Investment Agreement) providing for the purchase by the CD&R Stockholder of shares of Series A cumulative convertible participating preferred stock of the Company. The Certificate of Designations for such preferred stock (the “Certificate of Designations”) provides that the CD&R Stockholder (i) may designate two directors to the Board, for so long as the CD&R Investors beneficially own shares of common stock and preferred stock of the Company equal to at least 10% of the outstanding common stock of the Company, determined on an as-converted basis and calculated in accordance with the Certificate of Designations, and (ii) may designate one director to the Board, for so long as the CD&R Investors beneficially own shares of common stock and preferred stock of the Company equal to at least 5% but less than 10% of the outstanding common stock of the Company, determined on an as-converted basis and calculated in accordance with the Certificate of Designations. The CD&R Stockholder initially designated Nathan Sleeper and John Stroup to be the designated directors.

To fill the vacancy created by the conditional resignation of Mr. Sleeper, the CD&R Stockholder informed the Company that it intends to designate Andrew Campelli, a partner of Clayton Dubilier & Rice LLC, to fill the vacancy that will be created on the Board upon Mr. Sleeper’s resignation therefrom at the closing of the Separation. On May 6, 2026, the Board, upon the recommendation of its Nominating and Governance Committee, approved the appointment of Mr. Campelli to serve as a director of the Company, effective upon consummation of the Separation.

Upon his joining the Board, Mr. Campelli will participate in the Company’s director compensation package for non-employee directors described in the Company’s proxy statement for its 2026 annual meeting of shareholders filed with the SEC on April 22, 2026, although the Company expects that certain arrangements will be put in place such that such compensation will ultimately be paid to the CD&R Stockholder or a relevant affiliate thereof on substantially the same terms that are in effect as of the date hereof with respect to the director compensation paid to Messrs. Sleeper and Stroup.

Also on May 6, 2026, the Board, upon the recommendation of its Nominating and Governance Committee, approved the appointment of Thomas Surran to serve as a director of the Company, effective upon consummation of the Separation. As of the date hereof, no additional compensation is contemplated for Mr. Surran in connection with his conditional appointment to the Board.

There are no family relationships between Messrs. Campelli and Surran and any other director or executive officer of the Company and, other than as described above, the Company is not aware of any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Officer Resignations

On May 6, 2026, Robert Aarnes, Michael Carlet and Jeannine Lane each notified the Board of their intention to resign as officers of the Company, effective upon consummation of the Separation. Each of Messrs. Aarnes and Carlet and Ms. Lane’s decision to resign is not the result of any disagreement relating to the Company’s operations, policies or practices. Prior to the consummation of the Separation, Messrs. Aarnes and Carlet and Ms. Lane will continue to serve as officers of the Company. It is anticipated that Messrs. Aarnes and Carlet and Ms. Lane will become officers of ADI upon the completion of the Separation.

Pursuant to the Geldmacher Agreement, Mr. Geldmacher will retire as President and Chief Executive Officer following the date the Company appoints a new Chief Executive Officer upon consummation of the Separation, after which time Mr. Geldmacher will serve in an advisory capacity for six months.

Officer Appointments

On May 6, 2026, the Board, upon the recommendation of its Nominating and Governance Committee, approved the appointment of Thomas Surran as President and Chief Executive Officer of the Company, effective upon the completion of the Separation.

Mr. Surran, 63, has served as President of the Products and Solutions segment of the Company since 2023. Prior to joining the Company, Mr. Surran was Chief Operating Officer of FLIR Systems, Inc., a multinational company focused on the development of innovative imaging and sensing technologies for military, industrial and commercial applications, from January 2014 to September 2017. He was President, FLIR Commercial Systems from May 2013 to January 2014 and Managing Director of Raymarine Ltd, CFO of FLIR Commercial Systems and Vice President of FLIR Systems from May 2010 to May 2013. Mr. Surran received a Bachelor of Science from Xavier University and an MBA from the University of Chicago.

As of the date hereof, no additional compensation has been approved for Mr. Surran in connection with his conditional appointment as President and Chief Executive Officer of the Company. There are no family relationships between Mr. Surran and any other director or executive officer of the Company and the Company is not aware of any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Item 7.01.	Regulation FD Disclosure

On May 11, 2026, the Company issued a press release announcing the public filing by ADI of a registration statement on Form 10 relating to the Separation and including details of the expected board of directors and officers of ADI. A copy of the press release is furnished herewith as Exhibit 99.1.

Beginning on May 11, 2026, the Company plans to hold a series of lender meetings in connection with the Separation and related financing needs of both the Company and ADI. A copy of each presentation to be used in connection with these meetings are furnished herewith as Exhibits 99.2 and 99.3.

The forward-looking statements contained in this Form 8-K (including any exhibits hereto) are qualified by the information contained under the heading “Forward-Looking Statements” in the press release furnished as Exhibit 99.1 and each presentation furnished as Exhibits 99.2 and 99.3 hereto. Completion of the Separation is subject to, among other things, the satisfaction of closing conditions, including obtaining final approval from the Board, satisfactory completion of financing, receipt of a tax opinion and/or private letter ruling and receipt of regulatory approvals.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release dated May 11, 2026.

99.2	Resideo Technologies, Inc. Lender Presentation, dated May 11, 2026.

99.3	ADI Global Distribution Inc. Lender Presentation, dated May 11, 2026.

104	Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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